                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                        Preformed Line Products Company
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                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

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                                      LOGO

                        PREFORMED LINE PRODUCTS COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

To our shareholders:

     The 2003 annual meeting of shareholders of Preformed Line Products Company will be held at the offices of the Company, 660 Beta Drive, Mayfield Village, Ohio, on Monday, April 28, 2003, at 9:00 a.m., local time, for the following purposes:

     1. To elect three directors, each for a term expiring in 2005;

     2. To receive reports at the meeting. No action constituting approval or disapproval of the matters referred to in the reports is contemplated; and

     3. Any other matters that properly come before the meeting.

     Only shareholders of record at the close of business on March 17, 2003 are entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope. The principal address of Preformed Line Products Company is 660 Beta Drive, Mayfield Village, Ohio 44143.

                                          By order of the Board of Directors,

                                          J. RICHARD HAMILTON,
                                          Secretary

Dated: March 28, 2003

                             YOUR VOTE IS IMPORTANT

               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY

                        PREFORMED LINE PRODUCTS COMPANY

                                PROXY STATEMENT

                             ---------------------

     Our Board of Directors is sending you this proxy statement to ask for your vote as a Preformed Line Products Company shareholder on certain matters to be voted on at the annual meeting of shareholders. The annual meeting of shareholders will be held at 660 Beta Drive, Mayfield Village, Ohio, 44143, on Monday, April 28, 2003 at 9:00 a.m., local time. We are mailing this proxy statement and the accompanying notice and proxy to you on or about March 28, 2003.

     Annual Report. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2002, is enclosed with this proxy statement.

     Solicitation of Proxies. Our Board of Directors is making this solicitation of proxies and we will pay the cost of the solicitation. In addition to solicitation of proxies by mail, our employees may solicit proxies by telephone, facsimile or electronic mail.

     Proxies; Revocation of Proxies. The shares represented by your proxy will be voted in accordance with the instructions as indicated on your proxy. In the absence of any such instructions, they will be voted to elect the director nominees set forth under "Election of Directors." Your presence at the annual meeting of shareholders, without more, will not revoke your proxy. However, you may revoke your proxy at any time before it has been exercised by signing and delivering a later-dated proxy or by giving notice to us in writing at our address indicated on the attached Notice of Annual Meeting of Shareholders, or in open meeting.

     Voting Eligibility. Only shareholders of record at the close of business on the record date, March 17, 2003, are entitled to receive notice of the annual meeting of shareholders and to vote the common shares that they held on the record date at the meeting. On the record date, our voting securities outstanding consisted of 5,772,710 common shares, $2 par value, each of which is entitled to one vote at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the amount of the Company's Common Shares beneficially owned as of December 31, 2002 by (a) the Company's directors, (b) each other person known by the Company to own beneficially more than 5% of the outstanding Common Shares, (c) the Company's Chief Executive Officer and the other four most highly compensated executive officers named in the Summary Comparison Table, and (d) the Company's executive officers and directors as a group.

                                                                   NUMBER OF
                                                              SHARES BENEFICIALLY   PERCENT
NAME OF BENEFICIAL OWNER                                             OWNED          OF CLASS
------------------------                                      -------------------   --------
Barbara P. Ruhlman (1)......................................       1,537,430(2)       26.6%
Jon R. Ruhlman (1)..........................................         514,463(3)        8.9%
Thomas F. Peterson, Jr. ....................................         494,026           8.6%
  3060 Lander Road
  Pepper Pike, Ohio 44124
Robert G. Ruhlman (1).......................................         408,023(3)(4)     7.1%
Randall M. Ruhlman..........................................         226,266(5)        3.9%
KeyCorp (6).................................................         415,036           7.2%
John D. Drinko..............................................         521,178(7)        9.0%
  1900 East Ninth Street
  3200 National City Center
  Cleveland, Ohio 44114
Wilber C. Nordstrom.........................................          14,000             *
Frank B. Carr...............................................           6,000(8)          *
Eric R. Graef...............................................          10,450(3)          *
William H. Haag III.........................................          11,560(3)          *
R. Jon Barnes...............................................          10,000(3)          *
All Executive Officers and directors as a Group (13
  persons)..................................................       3,221,970          55.8%

---------------

  *  Represents less than 1%.

(1) The mailing address for each of Barbara P. Ruhlman, Jon R. Ruhlman and Robert G. Ruhlman is 660 Beta Drive, Mayfield Village, Ohio 44143.

(2) Includes 112,776 shares held by The Thomas F. Peterson Foundation, of which Barbara P. Ruhlman is President and a Trustee.

(3) Includes 10,000 shares that may be acquired pursuant to currently exercisable stock options or stock options that will become exercisable within 60 days.

(4) Includes 142,855 shares held by the Preformed Line Products Company Profit Sharing Trust, and 60,000 shares held in trust for the benefit of Robert G. Ruhlman and his children (these 60,000 shares are also shown as being beneficially owned by Randall M. Ruhlman) and 14,768 shares owned by his wife or held by her as custodian or trustee.

(5) Includes 60,000 shares held in trust for the benefit of Randall M. Ruhlman and his children and for the benefit of Robert G. Ruhlman and his children (these 60,000 shares are also shown as being beneficially owned by Robert G. Ruhlman).

(6) The mailing address for KeyCorp is 127 Public Square, Cleveland, Ohio 44114.

(7) Includes 400,452 shares held in the Ethel B. Peterson Trust for which John
    D. Drinko acts as Trust Advisor and has voting control. Also includes 10,400 shares held in Mr. Drinko's IRA and 2,000 shares held by his wife.

(8) Includes 2,000 shares held in Mr. Carr's IRA.

                             ELECTION OF DIRECTORS

     In accordance with our Code of Regulations, the number of directors has been fixed at seven. The Company has classified its Board of Directors into two classes serving staggered terms. Three of the seven directors, Mrs. Barbara P. Ruhlman and Messrs. Robert G. Ruhlman and Frank B. Carr, are currently serving a term that expires at this year's annual meeting of shareholders and have been nominated for re-election at the meeting. Four directors, Messrs. John D. Drinko, Wilber C. Nordstrom, Jon R. Ruhlman and Randall M. Ruhlman are currently serving a term that expires in 2004. At the annual meeting of shareholders, you will elect three directors to hold office until our annual meeting of shareholders held in 2005 and until their successors are elected and qualified. The Board of Directors proposes that the nominees described below, all of whom are currently serving as directors, be re-elected to the Board of Directors. At the annual meeting of shareholders, the shares represented by proxies, unless otherwise specified, will be voted for the election of the three nominees hereinafter named.

     The director nominees are identified in the following table. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by management. The following information is furnished with respect to each person nominated for election as a director.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING NOMINEES.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                              EXPIRATION
                                                                                 PERIOD        OF TERM
                                               PRINCIPAL OCCUPATION            OF SERVICE     FOR WHICH
  NAME AND AGE                               AND BUSINESS EXPERIENCE          AS A DIRECTOR    PROPOSED
  ------------                               -----------------------          -------------   ----------
  Robert G. Ruhlman, 46.............   Chief Executive Officer since July     1992 to date     2005
                                       2000, Mr. Ruhlman served as
                                       President since 1995 (a position he
                                       continues to hold)
  Frank B. Carr, 75.................   Private investor                       1975 to date     2005
  Barbara P. Ruhlman, 70............   President of the Thomas F. Peterson    1988 to date     2005
                                       Foundation since 1988

Current directors whose terms will not expire at the annual meeting of shareholders.

                                                                                 PERIOD
                                               PRINCIPAL OCCUPATION            OF SERVICE        TERM
  NAME AND AGE                               AND BUSINESS EXPERIENCE          AS A DIRECTOR   EXPIRATION
  ------------                               -----------------------          -------------   ----------
  John D. Drinko, 81................   Senior Partner - Baker & Hostetler     1954 to date       2004
                                       LLP
  Wilber C. Nordstrom, 84...........   Retired Executive with The Standard    1977 to date       2004
                                       Products Company, Mr. Nordstrom was
                                       serving as Executive Vice President
                                       when he retired in 1983
  Jon R. Ruhlman, 75................   Chairman of the Company since 1975.    1956 to date       2004
                                       Mr. Ruhlman served as the Company's
                                       CEO from 1975 until July 2000
  Randall M. Ruhlman, 44............   President of Ruhlman Motorsports (a    1998 to date       2004
                                       race car team) since 1987

     Barbara P. Ruhlman and Jon R. Ruhlman are married and are the parents of Randall M. Ruhlman and Robert G. Ruhlman.

     Jon R. Ruhlman has been the Chairman of the Company since 1975. He served as Chief Executive Officer from 1975 until July 2000. Robert G. Ruhlman became Chief Executive Officer in July 2000. He had served as President since 1995 (a position he continues to hold). From 1983 to 1996, Mr. Carr was a Managing Director of McDonald & Company Securities, Inc., Cleveland, Ohio, an investment banking and brokerage firm, and a partner in its predecessor firm (McDonald & Company) since 1968. Mr. Carr also serves as a director of Invacare, Inc.

     Our Board of Directors has appointed an Audit Committee and a Salary Committee. The Board of Directors does not have a finance or nominating committee. The Audit Committee is comprised of Messrs. Carr (chairman), Drinko and Nordstrom. The Salary Committee is comprised of Messrs. Carr, Drinko (chairman) and Nordstrom.

     The Audit committee to the Board of Directors engages the independent public accountants for our Company, reviews with the independent public accountants the plans and results of audit engagements, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees, reviews the independent public accountants' management letters and our responses, reviews the adequacy of our internal accounting controls, and reviews major accounting or reporting changes.

     The Salary committee reviews employment, development, reassignment and compensation matters involving corporate officers and other executive level employees, including issues related to salary, bonus and incentive arrangements. The Salary committee also administers our equity award (stock option) plan.

     In 2002, our Board of Directors held five meetings. In 2002, the Audit committee held four meetings and the salary committee held one meeting. In 2002, each member of the Board of Directors, except Randall M. Ruhlman, attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she serves.

     Directors' Compensation. Each director, who is not an employee of the Company, receives $3,000 per quarter for being a director, $1,400 for attending each meeting of the Board of Directors and each meeting of any committee. Effective July 1, 2002 director's compensation increased to $3,300 per quarter for being a director and $1,540 for attending each meeting of the Board of Directors and each meeting of any committee. Directors who are also employees of ours are not paid any director's fee. We reimburse out-of-pocket expenses incurred by all directors in connection with attending Board of Directors and committee meetings.

SALARY (COMPENSATION) COMMITTEE REPORT

     The Company's executive compensation program is administered by the Salary Committee, which has responsibility for reviewing all aspects of the compensation program for the executive officers of the Company. The Committee is comprised of the three directors listed at the end of this report, none of whom is an employee of the Company.

     The Committee's primary objective with respect to executive compensation is to establish programs, which attract and retain key managers and align their compensation with the Company's overall business strategies, values, and performance. To this end, the Committee has established and the Board of Directors has endorsed an executive compensation philosophy to compensate executive officers based on their responsibilities and the Company's overall annual and longer-term performance.

     Until 2000, when the Company's shareholders approved its Employee Stock Option Plan, the primary components of the Company's executive compensation program have been (a) base salaries, and (b) annual cash incentive opportunities. These components are discussed below.

     Base Salaries. Base salaries for each of the Company's executive officers are reviewed every 18 to 24 months by the Committee using as a guide one or more widely accepted salary evaluation systems, taking into account the size of the Company, expectations for the annual bonus plan described below and Company performance, and competitive, inflationary, and internal equity considerations. The Committee considers relevant trends in executive compensation practices, the Company's compensation practices for employees in general, the Company's financial performance and business condition, and recommendations of executive management on compensation of executive officers. The salary of Robert G. Ruhlman, Chief Executive Officer, was set by the Committee to be within a range that is competitive with the fixed salaries of chief executive officers of similar size companies with comparable profitability. On July 1, 2002, the Committee increased the Chief Executive Officer's annual salary from $300,000 to $350,000. This maintains Mr. Ruhlman's salary to what the Committee believes is nearly the mid-level range of comparable salaries.

     Annual Cash Incentives. All officers of the Company are eligible to receive annual cash bonus awards based on a set percentage of their base salary with a maximum bonus attainable equal to 50% of base salary. The percentage of base salary is determined on a sliding scale, based on the return on shareholders' equity. The bonus awards for all officers for the years 2000, 2001 and 2002 were 40%, 20% and 20%, respectively, of base salary.

     Stock Options. The Committee has awarded options to purchase 167,000 shares of the Company's Common Stock. While the Committee has had the opportunity to grant stock options for only three years, it believes that option grants are a valuable motivating tool and provide a long-term incentive to management. Share option grants reinforce long-term goals by providing the proper nexus between the interests of management and the interests of the Company's shareholders. All options were awarded to retain qualified personnel in positions of significant responsibility with the Company and its subsidiaries. No options were granted to employees who had been with the Company for less than three years and all options contained provisions for periodic vesting. Each named executive officer was granted an option to purchase 10,000 common shares in 2000 but none in 2001 or 2002. All option grants had exercise prices at least equal to the fair market value of the Company's Common Shares on the date of the grant.

                                          Frank B. Carr
                                          John D. Drinko, Chairman
                                          Wilber C. Nordstrom

AUDIT COMMITTEE REPORT

     In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other financial information provided by the Company to any governmental body or the public. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. Our Audit Committee is comprised of three directors, who are not officers or employees of the Company. They are all considered "independent" under the current listing standards of the NASDAQ.

     In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2002, with the Company's management. The Audit Committee discussed the matters required to be discussed by SAS 61, as modified or supplemented, with the independent accountants. The Audit Committee also obtained a formal written statement from the independent accountants that described all relationships between the independent accountants and the Company that might bear on the accountant's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee," as amended or supplemented. The Audit Committee discussed with the independent accountants any relationships that might impact their objectivity and independence and satisfied itself as to the accountants' independence. The Audit Committee also considered whether the provision of non-audit services by PricewaterhouseCoopers LLP ("PwC") is compatible with maintaining PwC's independence. Management has the responsibility for the preparation of the Company's financial statements, and the independent accountants have the responsibility for the examination of those statements.

     Based on the above-referenced review and discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                          Frank B. Carr, Chairman
                                          John D. Drinko
                                          Wilber C. Nordstrom

                             EXECUTIVE COMPENSATION

     The table below describes the compensation paid for the last three fiscal years to our chief executive officer and the four other most highly compensated executive officers. We sometimes refer to the persons listed in the table below as our "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                            COMPENSATION AWARDS
                                                  ANNUAL COMPENSATION          OTHER       ----------------------
                                               --------------------------      ANNUAL       SHARE     ALL OTHER
NAME AND                                               SALARY     BONUS     COMPENSATION   OPTIONS   COMPENSATION
PRINCIPAL POSITION                             YEAR     ($)       ($)(1)       ($)(2)         #       ($)(3)(4)
------------------                             ----   --------   --------   ------------   -------   ------------
Robert G. Ruhlman............................  2002   $325,000   $ 65,000     --             --        $ 58,362
  President and..............................  2001    300,000     60,000     --             --          59,775
  Chief Executive Officer....................  2000    270,000    108,000     --           10,000        53,774

Jon R. Ruhlman...............................  2002    490,000     98,000     --             --         153,048(5)
  Chairman of the Company....................  2001    480,000     96,000     --             --         137,525
                                               2000    480,000    192,000     --           10,000       133,442

Eric R. Graef................................  2002    187,000     37,400     --             --          35,181
  Vice President -- Finance..................  2001    180,000     36,000     --             --          37,873
  and Treasurer..............................  2000    172,500     69,000     --           10,000        33,976

William H. Haag III..........................  2002    165,000     33,000     --             --          29,371
  Vice President -- International............  2001    150,000     30,000     --             --          29,645
  Operations.................................  2000    135,000     54,000     --           10,000        26,168

R. Jon Barnes................................  2002    162,000     32,400     --             --          29,304
  Vice President -- Sales....................  2001    156,000     31,200     --             --          31,394
  and Marketing..............................  2000    148,000     59,200     --           10,000        29,785

---------------

(1) The Bonus Plan for all named executive officers is discussed in the Salary (Compensation) Committee Report.

(2) No named executive officer received perquisites and other personal benefits above the threshold amounts specified in the regulations of the Securities and Exchange Commission.

(3) Reflects the Company's contributions to the Profit Sharing Plan in 2002 for Robert G. Ruhlman, $30,632; Jon R. Ruhlman, $31,437; Eric R. Graef, $30,115; William H. Haag III, $28,917; and R. Jon Barnes, $28,658. Also includes accruals to the related Supplemental Plan in 2002 for Robert G. Ruhlman, $26,052; Jon R. Ruhlman, $54,509; and Eric R. Graef, $2,251.

(4) Reflects premiums paid for group term life insurance for 2002: Robert G. Ruhlman, $1,678; Jon R. Ruhlman, $8,152; Eric R. Graef, $2,815; William H. Haag III, $454; and R. Jon Barnes, $646.

(5) Also includes, for Jon R. Ruhlman, premiums paid on "split dollar" life insurance policies covering Mr. and Mrs. Ruhlman, which totaled $58,950 in 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF            VALUE OF
                                                                        UNEXERCISED      UNEXERCISED IN-THE-
                                                                     OPTIONS AT FISCAL    MONEY OPTIONS AT
                                          SHARES                         YEAR-END           YEAR-END ($)
                                       ACQUIRED ON       VALUE         EXERCISABLE/         EXERCISABLE/
NAME                                   EXERCISE (#)   REALIZED ($)     UNEXERCISABLE        UNEXERCISABLE
----                                   ------------   ------------   -----------------   -------------------
Robert G. Ruhlman....................      --             --            7,500/2,500                240/80
Jon R. Ruhlman.......................      --             --            7,500/2,500                240/80
Eric R. Graef........................      --             --            7,500/2,500          11,588/3,863
R. Jon Barnes........................      --             --            7,500/2,500          11,588/3,863
William H. Haag III..................      --             --            7,500/2,500          11,588/3,863

COMPENSATION (SALARY) COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no Salary Committee interlocks. John D. Drinko, a member of the Salary Committee, is senior partner of Baker & Hostetler LLP, which firm acts as general outside legal counsel for the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company is a sponsor of Ruhlman Motorsports. Ruhlman Motorsports is owned by Randall M. Ruhlman, a director of the Company, and by his wife. In 2000, 2001 and 2002, the Company paid $691,000, $658,000, and $658,000, respectively, to Ruhlman Motorsports in sponsorship fees. In addition, in 2000, 2001, and 2002 the Company's Canadian subsidiary, Preformed Line Products (Canada) Ltd., paid $80,000, $0, and $159,000, respectively, to Ruhlman Motorsports in sponsorship fees. This sponsorship provides the Company with a unique venue to entertain the Company's customers and to advertise on the race car, which participates on the Trans-Am racing circuit. The Company believes that its sponsorship contract with Ruhlman Motorsports is as favorable to the Company as a similar contract with a similar independent third-party racing team would be. The Company and Preformed Line Products (Canada) Ltd. intend to continue to sponsor Ruhlman Motorsports in 2003.

     Mr. John D. Drinko, one of the Company's directors, is a senior partner in Baker & Hostetler LLP, which acts as our general outside counsel. The Company expects that Baker & Hostetler will continue to provide legal services in that capacity in 2003.

     The Company paid fees of $112,838, $158,254, and $172,105 to
Liggett-Stashower, Inc. during 2000, 2001 and 2002, respectively. The brother of Jon R. Ruhlman, the chairman and a director of the Company, is an officer of Liggett-Stashower. Liggett-Stashower is a Cleveland, Ohio-based advertising and public relations firm which assists the Company with its advertising and the publication of its annual report. The Company believes that the fees paid to Liggett-Stashower were substantially similar to the fees that would have been required to be paid to an unaffiliated third-party public relations firm for similar service. The Company has continued to contract for the services of Liggett-Stashower in 2003.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in our common shares with the cumulative total return of hypothetical investments in the NASDAQ Market Index and the Media General Financial Services, Inc. -- Industry Group 627 (Industrial Electrical Equipment) Index based on the respective market price of each investment at December 31, 2000, June 30, 2001, December 31, 2001, June 30, 2002, and December 31, 2002
assuming in each case an initial investment of $100 on December 31, 2000, and reinvestment of dividends.

                                                 PREFORMED LINE PRODUCTS
                                                           CO.              INDUSTRIAL ELECTRICAL EQP      NASDAQ MARKET INDEX
                                                 -----------------------    -------------------------      -------------------
12/31/00                                                 100.00                      100.00                      100.00
6/30/01                                                  147.44                      101.10                       88.36
12/31/01                                                 146.93                       76.23                       79.98
6/30/02                                                  146.05                       77.50                       60.80
12/31/02                                                 134.64                       56.61                       55.69

---------------------------------------------------------------------------------------------
COMPANY/INDEX/MARKET         12/31/2000    6/30/2001    12/31/2001    6/30/2002    12/31/2002
---------------------------------------------------------------------------------------------
 Preformed Line Products
  Co.                          100.00        147.44       146.93        146.05       134.64
 MG Group Index                100.00        101.10        76.23         77.50        56.61
 NASDAQ Market Index           100.00         88.36        79.98         60.80        55.69

                 SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Proposals of shareholders intended to be presented, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act"), at our 2004 annual meeting of shareholders must be received by us at 660 Beta Drive, Mayfield Village, Ohio 44143, on or before November 27, 2003, for inclusion in our proxy statement and form of proxy relating to the 2004 annual meeting of shareholders. In order for a shareholder's proposal outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by us at the address listed in the immediately preceding sentence not later than February 10, 2004.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers, and owners of more than 10% of our common shares, to file with the Securities and Exchange Commission (the "SEC") and the NASDAQ initial reports of ownership and reports of changes in ownership of our Common Shares and other equity securities. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish our Company with copies of all forms they file pursuant to Section 16(a).

     To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% beneficial owners were complied with.

                                 OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

     We have not selected our independent accountants for the current fiscal year. The audit committee of the Board of Directors will make this selection later in the year. Representatives of PwC, which served as our independent public accountants for the fiscal year ended December 31, 2002, are expected to be present at the annual meeting of shareholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed for professional services rendered by PwC for the audit of the Company's annual financial statements for the years ended December 31, 2001 and 2002, and for PwC's reviews of the financial statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission were $378,000, and $415,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PwC performed no services and therefore billed no fees relating to operating or supervising the operation of the Company's information systems or local area network or for designing or implementing the Company's financial information management systems during 2001 or 2002.

ALL OTHER FEES

     The aggregate fees billed for other professional services rendered to the Company by PwC other than audit fees were $119,800 in 2001, and $121,000 in 2002.

MISCELLANEOUS

     If the enclosed proxy is executed and returned to us, the persons named in it will vote the shares represented by that proxy at the meeting. The form of proxy permits specification of a vote for the election of directors as set forth under "Election of Directors" above, the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees. When a choice has been specified in the proxy, the shares represented will be voted in accordance with that specification. If no specification is made, those shares will be voted at the meeting to elect directors as set forth under "Election of Directors" above. Under Ohio law and our Amended and Restated Articles of Incorporation, broker non-votes and abstaining votes will not be counted in favor of or against any nominee. Director nominees who receive the greatest number of affirmative votes will be elected directors. If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. We do not know of any other matter that will be presented for action at the meeting and we have not received any timely notice that any of our shareholders intend to present a proposal at the meeting.

                                          By order of the Board of Directors,

                                          J. RICHARD HAMILTON,
                                          Secretary
Dated: March 28, 2003

--------------------------------------------------------------------------------

                        PREFORMED LINE PRODUCTS COMPANY
                                     PROXY
     The undersigned hereby appoints Jon R. Ruhlman, Wilber C. Nordstrom and J. Richard Hamilton, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of Preformed Line Products Company to be held at 660 Beta Drive, Mayfield Village, Ohio, on Monday, April 28, 2003, at 9:00 a.m., local time, or any adjournment thereof, and to vote the number of common shares of Preformed Line Products Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present, as follows:

1.
     ---------------- FOR (except as noted below), or ---------------- WITHHOLD AUTHORITY to vote for, the following nominees for election as directors, each to serve until the 2005 annual meeting of the shareholders and until his successor has been duly elected and qualified: Robert G. Ruhlman, Frank B. Carr, and Barbara Ruhlman.

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)

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   2. On such other business as may properly come before the meeting.

                                             (To be signed on reverse side)

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                             (Continued from other side)

     THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 28, 2003, is hereby acknowledged.

                                              Dated                   ,2003
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                                                      Signature(s)

                                              (Please sign exactly as your
                                              name or names appear hereon,
                                              indicating, where proper,
                                              official position or
                                              representative capacity.)

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